KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (Dollars In Thousands Except Per Unit Amounts)

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FOR THE THREE MONTHS ENDED SEPTEMBER 30,                                             2003                  2002
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
Weighted-average number of limited partners' units on which limited partners'
     net income per unit is based:
Basic                                                                               187,812,720           174,780,924

Add:  Incremental units under common unit option plan                                    99,665               151,083
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Assuming dilution                                                                   187,912,385           174,932,007
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Income Before Cumulative Effect of a Change in Accounting Principle                $    174,176          $    158,180
Add: Cumulative effect adjustment from change in accounting for asset
     retirement obligations                                                                   -                     -
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Net Income                                                                         $    174,176          $    158,180
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Calculation of Limited Partners' interest in Net Income:
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Income Before Cumulative Effect of a Change in Accounting Principle                $    174,176          $    158,180
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Less: General Partner's interest                                                        (82,727)              (70,380)
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Limited Partner's interest                                                               91,449                87,800
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Add:  Limited Partner's interest in Change in Accounting Principle                            -                     -
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Limited Partners' interest in Net Income                                           $     91,449          $     87,800
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Earnings per limited partner unit:
Limited Partners' Income Before Cumulative Effect of
     a Change in Accounting Principle per unit:
Basic                                                                              $      .49            $      .50
Diluted                                                                            $      .49            $      .50
Limited Partners' Cumulative Effect of a Change in
     Accounting Principle per unit:
Basic                                                                              $        -            $        -
Diluted                                                                            $        -            $        -
Limited Partners' Net Income per unit:
Basic                                                                              $      .49            $      .50
Diluted                                                                            $      .49            $      .50


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FOR THE NINE MONTHS ENDED SEPTEMBER 30,                                              2003                  2002
======================================================================================================================
Weighted-average number of limited partners' units on which limited partners'
     net income per unit is based:
Basic                                                                               184,285,026           169,171,439

Add:  Incremental units under common unit option plan                                   114,788               173,449
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Assuming dilution                                                                   184,399,814           169,344,888
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Income Before Cumulative Effect of a Change in Accounting Principle                $    510,146          $    444,130

Add: Cumulative effect adjustment from change in accounting for asset
     retirement obligations                                                               3,465                     -
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Net Income                                                                         $    513,611          $    444,130
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Calculation of Limited Partners' interest in Net Income:
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Income Before Cumulative Effect of a Change in Accounting Principle                $    510,146          $    444,130
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Less: General Partner's interest                                                       (239,682)             (197,408)
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Limited Partner's interest                                                              270,464               246,722
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Add:  Limited Partner's interest in Change in Accounting Principle                        3,430                     -
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Limited Partners' interest in Net Income                                           $    273,894          $    246,722
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Earnings per limited partner unit:
Limited Partners' Income Before Cumulative Effect of
     a Change in Accounting Principle per unit:
Basic                                                                              $       1.47          $       1.46
Diluted                                                                            $       1.47          $       1.46
Limited Partners' Cumulative Effect of a Change in
     Accounting Principle per unit:
Basic                                                                              $        .02          $          -
Diluted                                                                            $        .02          $          -
Limited Partners' Net Income per unit:
Basic                                                                              $       1.49          $       1.46
Diluted                                                                            $       1.49          $       1.46
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